SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 17, 2003


                         First Federal Bankshares, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-25509                  42-1485449
            --------                    -------                  ----------
(State or other jurisdiction)    (Commission File No.)       (I.R.S. Employer
        of incorporation)                                    Identification No.)


Address of principal  executive  offices:  329 Pierce Street,  Sioux City,  Iowa
                                           -------------------------------------
51101
-----

Registrant's telephone number, including area code:  (712) 277-0200
                                                      -------------

                                 Not Applicable
                                 --------------
          (Former name or former address if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

     On April 17, 2003, the Audit Committee of the Registrant elected to change the Registrant's outside accounting firm KPMG, LLP ("KPMG") effective for fiscal year 2004.

     The audit reports of KPMG on the financial statements of the Registrant for the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and the interim period through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports.

     During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

     The Registrant requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not KPMG agreed with the above statements. A copy of KPMG's letter to the SEC dated April 22, 2003 is filed as Exhibit 16 to this Form 8-K.

     On April 17, 2003, the Registrant engaged McGladrey & Pullen, LLP to audit the consolidated financial statements of the Registrant as of and for the year ended June 30, 2004. During the two fiscal years ended June 30, 2002 and the subsequent interim period through the date of this report, the Registrant did not consult with McGladrey & Pullen, LLP regarding any matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.


Item 7. Financial Statements and Exhibits
        ---------------------------------

        Exhibits

        Exhibit No.       Description
        -----------       -----------

           16 Letter of KPMG regarding change in certifying accountant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              FIRST FEDERAL BANKSHARES, INC.


DATE:  April 23, 2003                         By:  /s/Colin D Anderson
                                                   -----------------------------
                                                   Colin D. Anderson
                                                   Senior Vice President and CFO